Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120881), Form S-3 (No. 333-91496), Form S-3 (No. 333-45586), Form S-8 (No. 333-117733) and Form S-8 (No. 333-45298) of Petrohawk Energy Corporation and in the related Prospectus of our report dated March 19, 2004, with respect to the consolidated financial statements of Beta Oil & Gas, Inc. included in the Annual Report (Form 10-K) of Petrohawk Energy Corporation for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 28, 2005